Exhibit 10.1

First Amendment

to the

Separation Agreement and General Release

dated

December 28, 2015

This First Amendment (the “First Amendment”) to the Separation Agreement and General Release dated December 28, 2015 (the Separation Agreement”) is entered into by and between Stewart P. Skelly, an individual (“Executive”) and Warren Resources, Inc., a Maryland corporation (the “Company”), effective February 8, 2016 (the “First Amendment Effective Date”). Capitalized terms used and not otherwise defined herein are used as defined in the Separation Agreement.

WHEREAS, the Company and the Executive agreed under Section 2(b) of the Separation Agreement that, in return for Executive’s commitments and obligations under the Separation Agreement, the Company would reimburse Executive for any COBRA premiums until the earlier of (a) the date that the Executive becomes covered by the medical plan of a subsequent employer, (ii) the date he is no longer eligible for continued medical coverage pursuant to COBRA, and (iii) August 6, 2016 (inclusive);

WHEREAS, the intent of this provision was to cover Executive’s health care costs through the period specified above;

WHEREAS, the Executive is able to maintain health coverage for his family through the relevant period for a cost that is significantly lower than the COBRA consideration; and

WHEREAS, the Executive is willing to waive his right to reimbursement for all remaining future months of COBRA coverage in return for a lump sum payment equal to $5,000;

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company hereby mutually agree as follows:

1.              Separation Benefits - Healthcare. As of the First Amendment Effective Date, all remaining future payments due to Executive under Section 2(b) of the Separation Agreement are hereby waived and cancelled, and shall no longer be due or payable, in exchange for a lump sum payment to Executive in the amount of $5,000, which shall be payable to Executive within five (5) business days of the First Amendment Effective Date.

All other terms of the First Amendment shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the First Amendment Effective Date.

DEPARTING EXECUTIVE

/s/ Stewart P. Skelly
Stewart P. Skelly

WARREN RESOURCES, INC.

By:	/s/ James A. Watt
Name: James A. Watt
Title: President and Chief Executive Officer